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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2002

Key Production Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-11769 (Commission File Number)	84-1089744 (IRS Employer Identification #)
707 Seventeenth Street, Suite 3300, Denver, CO 80202 (Address of Principal Executive Office)
(303) 295-3995 (Registrant's telephone number, including area code)
Not applicable (Former name and address, if changed since last report)

Item 5. OTHER EVENTS

        Key Production Company, Inc. (NYSE: KP) announced the adoption of the Agreement and Plan of Merger among Helmerich & Payne, Inc., Helmerich Exploration and Production Company Inc., Mountain Acquisition Co and Key, dated as of February 23, 2002, at its special meeting of stockholders held earlier today. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits.

99.1
Press Release of Key Production Company, Inc., dated September 20, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY PRODUCTION COMPANY, INC.
	By:	/s/ PAUL KORUS
	Name:	Paul Korus
	Title:	Chief Financial Officer
Dated: September 20, 2002

Exhibit Index

	Exhibit Number	Description
(c)	Exhibits.
	99.1	Press Release of Key Production Company, Inc., dated September 20, 2002.

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  Item 5. OTHER EVENTS
  Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Exhibit Index